As previously announced, U.S. Cellular will hold a teleconference Nov. 4, 2011 at 9:00 a.m. CDT. Interested parties may listen to the call live by accessing the Investor Relations page of uscellular.com or www.teldta.com.

Contact:                 Jane W. McCahon, Vice President, Corporate Relations

                                (312) 592-5379; jane.mccahon@teldta.com

                                Julie D. Mathews, Manager, Investor Relations

                                (312) 592-5341; julie.mathews@teldta.com

FOR RELEASE: IMMEDIATE

U.S. cellular Reports third QUARTER 2011 RESULTS

Data drives ARPU growth; inbound roaming revenues increase; profitability improves

Note: Comparisons are year over year unless otherwise noted.

3Q 2011 Highlights

▪  Smartphones sold, as a percent of total devices sold, increased to 39.9 percent from 23.6 percent; smartphone customers increased to 26.2 percent of postpaid customers from 12.1 percent.

▪  Postpaid ARPU (average revenue per unit) increased to $52.41 from $50.82.

▪  Service revenues increased 5 percent to $1,036.6 million.

▪  Operating income increased 66 percent to $101.6 million.

▪  Net loss of 23,000 retail customers, reflecting loss of 34,000 postpaid customers and gain of 11,000 prepaid customers; postpaid customers comprised 95 percent of retail customers.

▪  Cell sites in service increased 4 percent to 7,828.

CHICAGO – Nov. 4, 2011 – United States Cellular Corporation [NYSE:USM] reported service revenues of $1,036.6 million for the third quarter of 2011 versus $983.5 million in the comparable period one year ago. Net income attributable to U.S. Cellular shareholders and related diluted earnings per share were $62.1 million and $0.73, respectively, for the third quarter of 2011, compared to $38.3 million and $0.44, respectively, in the comparable period one year ago.

“We continued to increase postpaid ARPU and maintain a low churn rate,”said Mary N. Dillon, U.S. Cellular president and CEO, “and though our retail subscriber results remain disappointing, they did improve slightly compared to recent quarters. We are seeing increased awareness from our advertising, device launches and focused promotions, and we’re building on that with targeted campaigns to add more new customers during the holiday period and beyond.

“Smartphones sales and adoption of data plans remain very strong, and we’re continuing to control loss on equipment by balancing our device costs and promotions. We again improved operating margins by increasing ARPU and roaming revenue, and controlling expenses. Also during the quarter, we completed an exchange of licenses that will provide additional spectrum to meet anticipated future capactiy and coverage requirements in several of our markets.

“Along with our Belief Plans, which 2.8 million of our customers have now selected, we’re offering a competitive device lineup for the holiday period, including the highly rated Motorola ElectrifyTM, and several new smartphones at attractive price points from HTC. We’ll complete our first 4G LTE markets in November, and offer 4G-enabled devices early in 2012.

Guidance for year ending Dec. 31, 2011

Guidance for the year ending Dec. 31, 2011, as of Nov. 4, 2011, is provided below, compared to the previous guidance provided on Aug. 8, 2011. U.S. Cellular undertakes no duty to update such information, whether as a result of new information, future events, or otherwise.  There can be no assurance that final results will not differ materially from this guidance.

	Current Estimates	Previous Estimates (1)
Service revenues	$4,000-$4,100 million	Unchanged
Operating income (3) (4)	$230-$305 million	$210-$285 million
Depreciation, amortization and accretion expenses, and losses on asset disposals and exchanges and impairment of assets (3)	Approx. $590 million	Unchanged
Adjusted OIBDA (2) (4)	$820-$895 million	$800-$875 million
Capital expenditures (4)	$750-$800 million	Unchanged

(1)    The 2011 Estimated Results as disclosed in U.S. Cellular’s Quarterly Report on Form 10-Q for the period ended June 30, 2011.

(2)    Adjusted OIBDA is defined as Operating income excluding the effects of: Depreciation, amortization and accretion (OIBDA); the net gain or loss on asset disposals and exchanges (if any); and the loss on impairment of assets (if any). This measure also may be commonly referred to by management as operating cash flow. This measure should not be confused with cash flows from operating activities, which is a component of the consolidated statement of cash flows.

(3)    The 2011 Estimated Results do not include any estimate for losses on impairment of assets since these cannot be predicted.

(4)    This guidance is based on U.S. Cellular’s current operations, which include a multi-year deployment of Long-term Evolution (“LTE”) technology commencing in 2011.  As customer demand for data services increases, and competitive conditions in the wireless industry evolve, such as the rate of deployment of LTE technology by other carriers, the timing of U.S. Cellular’s deployment of LTE and the timing of other capital expenditures could change.  These factors could affect U.S. Cellular’s estimated capital expenditures and operating expenses in 2011.

Conference call information

U.S. Cellular will hold a conference call on Nov. 4, 2011 at 9:00 a.m. CDT.

•          Access the live call on the Investor Relations page of uscellular.com  or at http://www.videonewswire.com/event.asp?id=82599  .

•         Access the call by phone at 877/407-8029 (US/Canada), no pass code required.

Before the call, certain financial and statistical information to be discussed during the call will be posted to the Investor Relations page of uscellular.com. The call will be archived on the Conference Calls page of uscellular.com.

About U.S. Cellular

United States Cellular Corporation, the nation's sixth-largest wireless carrier, provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to approximately 5.9 million customers in 26 states. The Chicago-based company employed approximately 8,900 people as of September 30, 2011. At the end of the third quarter, Telephone and Data Systems, Inc. owned 84 percent of U.S. Cellular.

Visit uscellular.com  for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:  All information set forth in this news release, except historical and factual information, represents forward-looking statements.  This includes all statements about the company's plans, beliefs, estimates, and expectation.  These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.  Important factors that may affect these forward-looking statements include, but are not limited to: the ability of the company to successfully manage and grow its markets; the economy; competition, the ability to obtain or maintain roaming arrangements with other carriers; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded our debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology, uncertainty of access to the capital markets; pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or  licenses; changes in customer growth rates, average monthly revenue per unit, churn rates, roaming revenue and terms, the availability of handset devices, or the mix of products and services offered by the company; and the ability to obtain or maintain roaming arrangements with other carriers.  Investors are encouraged to consider these and other risks and uncertainties that are discussed in this Form 8-K used by U.S. Cellular to furnish the press release to the Securities and Exchange Commission (“SEC”), which are incorporated by reference herein.

United States Cellular Corporation Summary Operating Data (Unaudited)

Quarter Ended	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010
Total population
Consolidated markets (1)	91,965,000	91,204,000	91,090,000	90,468,000	90,468,000
Consolidated operating markets (1)	46,888,000	46,888,000	46,774,000	46,546,000	46,546,000
Market penetration at end of period
Consolidated markets (2)	6.5%	6.5%	6.6%	6.7%	6.7%
Consolidated operating markets (2)	12.7%	12.7%	12.9%	13.0%	13.1%
All customers
Total at end of period	5,932,000	5,968,000	6,033,000	6,072,000	6,103,000
Gross additions	299,000	257,000	293,000	327,000	338,000
Net additions (losses)	(36,000)	(70,000)	(39,000)	(31,000)	(41,000)
Smartphones sold as a percent of total devices sold (3)	39.9%	39.6%	42.5%	39.6%	23.6%
Retail customers
Total at end of period	5,621,000	5,644,000	5,698,000	5,729,000	5,750,000
Smartphone penetration (3) (4)	26.2%	23.0%	20.2%	16.6%	12.1%
Gross additions	284,000	226,000	256,000	292,000	301,000
Net retail additions (losses) (5)	(23,000)	(58,000)	(31,000)	(21,000)	(25,000)
Net postpaid additions (losses)	(34,000)	(41,000)	(22,000)	(10,000)	(25,000)
Net prepaid additions (losses)	11,000	(17,000)	(9,000)	(11,000)	—
Service revenue components (000s)
Retail service	$871,199	$868,630	$864,602	$864,905	$865,766
Inbound roaming	107,810	82,760	64,386	67,545	72,901
Other	57,600	50,640	56,125	59,464	44,836
Total service revenues (000s)	$1,036,609	$1,002,030	$985,113	$991,914	$983,503
Total ARPU (6)	$58.09	$55.69	$54.29	$54.37	$53.53
Billed ARPU (7)	$48.82	$48.27	$47.65	$47.41	$47.12
Postpaid ARPU (8)	$52.41	$51.84	$51.21	$50.99	$50.82
Postpaid churn rate (9)	1.5%	1.4%	1.4%	1.5%	1.6%
Capital expenditures (000s)	$248,000	$162,100	$95,900	$203,400	$124,700
Cell sites in service	7,828	7,770	7,663	7,645	7,524

(1)     Used only to calculate market penetration of consolidated markets and consolidated operating markets, respectively. See footnote (2) below.

(2)     Market Penetration is calculated by dividing the number of wireless customers at the end of the period by the total population of consolidated markets and consolidated operating markets, respectively, as estimated by Claritas.

(3)     Smartphones represent wireless devices which run on a Blackberry®, Windows Mobile, or Android operating system.

(4)     Smartphone penetration is calculated by dividing postpaid customers on smartphone service plans by total postpaid customers.

(5)     Includes net postpaid additions (losses) and net prepaid additions (losses).

(6)    Total ARPU - Average monthly service revenue per customer includes retail service, inbound roaming and other service revenues and is calculated by dividing total service revenues by the number of months in the period and by the average total customers during the period.

(7)    Billed ARPU - Average monthly billed revenue per customer is calculated by dividing total retail service revenues by the number of months in the period and by the average total customers during the period. Retail service revenues include revenues attributable to postpaid, prepaid and reseller customers.

(8)    Postpaid ARPU - Average monthly revenue per postpaid customer is calculated by dividing total retail service revenues from postpaid customers by the number of months in the period and by the average postpaid customers during the period.

(9)   Represents the percentage of the retail postpaid customer base that disconnects service each month. This amount represents the average postpaid churn rate for each respective quarterly period.

United States Cellular Corporation Consolidated Statement of Operations Highlights Three Months Ended September 30, (Unaudited, dollars and shares in thousands, except per share amounts)

			Increase (Decrease)
	2011	2010 (1)	Amount	Percent
Operating revenues
Service	$1,036,609	$983,503	$53,106	5%
Equipment sales	73,830	77,278	(3,448)	(4%)
Total operating revenues	1,110,439	1,060,781	49,658	5%
Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	241,852	218,021	23,831	11%
Cost of equipment sold	193,491	189,291	4,200	2%
Selling, general and administrative	441,512	446,938	(5,426)	(1%)
Depreciation, amortization and accretion	141,664	143,191	(1,527)	(1%)
(Gain) loss on asset disposals and exchanges, net	(9,700)	1,981	(11,681)	>(100%)
Total operating expenses	1,008,819	999,422	9,397	1%

Operating income	101,620	61,359	40,261	66%

Investment and other income (expense)
Equity in earnings of unconsolidated entities	21,929	23,971	(2,042)	(9%)
Interest and dividend income	869	1,101	(232)	(21%)
Interest expense	(11,522)	(15,956)	4,434	28%
Other, net	(97)	(620)	523	84%

Total investment and other income (expense)	11,179	8,496	2,683	32%

Income before income taxes	112,799	69,855	42,944	61%
Income tax expense	43,292	25,639	17,653	69%

Net income	69,507	44,216	25,291	57%
Less: Net income attributable to noncontrolling interests, net of tax	(7,367)	(5,920)	(1,447)	(24%)
Net income attributable to U.S. Cellular shareholders	$62,140	$38,296	$23,844	62%

Basic weighted average shares outstanding	84,547	85,992	(1,445)	(2%)
Basic earnings per share attributable to U.S. Cellular shareholders	$0.73	$0.45	$0.28	62%

Diluted weighted average shares outstanding	84,940	86,428	(1,488)	(2%)
Diluted earnings per share attributable to U.S. Cellular shareholders	$0.73	$0.44	$0.29	66%

(1)    Amounts have been adjusted.  See “Revision of Prior Period Amounts” section for additional details.

United States Cellular Corporation Consolidated Statement of Operations Highlights Nine Months Ended September 30, (Unaudited, dollars and shares in thousands, except per share amounts)

			Increase (Decrease)
	2011	2010 (1)	Amount	Percent
Operating revenues
Service	$3,023,752	$2,921,087	$102,665	4%
Equipment sales	219,961	193,444	26,517	14%
Total operating revenues	3,243,713	3,114,531	129,182	4%
Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	687,256	638,677	48,579	8%
Cost of equipment sold	556,465	512,361	44,104	9%
Selling, general and administrative	1,309,688	1,321,720	(12,032)	(1%)
Depreciation, amortization and accretion	431,581	427,831	3,750	1%
(Gain) loss on asset disposals and exchanges, net	(5,741)	8,407	(14,148)	>(100)%
Total operating expenses	2,979,249	2,908,996	70,253	2%

Operating income	264,464	205,535	58,929	29%

Investment and other income (expense)
Equity in earnings of unconsolidated entities	65,289	74,418	(9,129)	(12%)
Interest and dividend income	2,466	2,984	(518)	(17%)
Gain on investment	13,373	—	13,373	N/M
Interest expense	(51,905)	(48,918)	(2,987)	(6%)
Other, net	(47)	(213)	166	78%

Total investment and other income (expense)	29,176	28,271	905	3%

Income before income taxes	293,640	233,806	59,834	26%
Income tax expense	102,771	88,656	14,115	16%

Net income	190,869	145,150	45,719	31%

Less: Net income attributable to noncontrolling interests, net of tax	(18,629)	(16,858)	(1,771)	(11%)
Net income attributable to U.S. Cellular shareholders	$172,240	$128,292	$43,948	34%

Basic weighted average shares outstanding	84,984	86,329	(1,345)	(2%)

Basic earnings per share attributable to U.S. Cellular shareholders	$2.03	$1.49	$0.54	36%

Diluted weighted average shares outstanding	85,448	86,706	(1,258)	(1%)
Diluted earnings per share attributable to U.S. Cellular shareholders	$2.02	$1.48	$0.54	36%

(1)    Amounts have been adjusted.  See “Revision of Prior Period Amounts” section for additional details.

.

United States Cellular Corporation Consolidated Balance Sheet Highlights (Unaudited, dollars in thousands)

ASSETS

	September 30,	December 31,
	2011	2010 (1)
Current assets
Cash and cash equivalents	$504,952	$294,426
Short-term investments	110,761	146,586
Accounts receivable from customers and others	434,334	424,019
Inventory	148,770	112,279
Income taxes receivable	35,121	41,397
Prepaid expenses	56,607	53,356
Net deferred income tax asset	26,757	26,757
Other current assets	10,693	10,804
	1,327,995	1,109,624

Assets held for sale	60,829	—

Investments
Licenses	1,470,550	1,452,101
Goodwill	494,737	494,737
Customer lists, net	425	759
Investments in unconsolidated entities	160,374	160,847
Notes and interest receivable – long-term	3,959	4,070
Long-term investments	45,297	46,033
	2,175,342	2,158,547

Property, plant and equipment, net
In service and under construction	6,778,852	6,340,537
Less: accumulated depreciation	4,124,358	3,766,015
	2,654,494	2,574,522

Other assets and deferred charges	61,941	50,367

Total assets	$6,280,601	$5,893,060

(1)    Amounts have been adjusted.  See “Revision of Prior Period Amounts” section for additional details.

United States Cellular Corporation Consolidated Balance Sheet Highlights (Unaudited, dollars in thousands)

LIABILITIES AND EQUITY

	September 30,	December 31,
	2011	2010 (1)
Current liabilities
Current portion of long-term debt	$101	$101
Accounts payable
Affiliated	11,976	10,791
Trade	360,788	281,601
Customer deposits and deferred revenues	177,123	146,428
Accrued taxes	43,910	39,299
Accrued compensation	48,117	65,952
Other current liabilities	95,665	121,823
	737,680	665,995

Liabilities held for sale	858	—

Deferred liabilities and credits
Net deferred income tax liability	742,343	583,444
Other deferred liabilities and credits	235,032	234,855

Long-term debt	880,411	867,941

Commitments and contingencies

Noncontrolling interests with mandatory redemption features	923	855

Equity
U.S. Cellular shareholders’ equity
Series A Common and Common Shares, par value $1 per share	88,074	88,074
Additional paid-in capital	1,382,826	1,368,487
Treasury shares	(153,011)	(105,616)
Retained earnings	2,294,562	2,135,507
Total U.S. Cellular shareholders’ equity	3,612,451	3,486,452

Noncontrolling interests	70,903	53,518

Total equity	3,683,354	3,539,970

Total liabilities and equity	$6,280,601	$5,893,060

(1)    Amounts have been adjusted.  See “Revision of Prior Period Amounts” section for additional details.

United States Cellular Corporation

Schedule of Cash and Cash Equivalents and Investments

(Unaudited, dollars in thousands)

The following table presents U.S. Cellular’s cash and cash equivalents and investments at September 30, 2011 and December 31, 2010.

	September 30,	December 31,
	2011	2010

Cash and cash equivalents	$504,952	$294,426
Amounts included in short-term investments (1)(2)
Government-backed securities (3)	110,761	146,336
Certificates of deposit	—	250
	$110,761	$146,586
Amounts included in long-term investments (1)(4)
Government-backed securities (3)	$45,297	$46,033

(1)    Designated as held-to-maturity investments and recorded at amortized cost on the consolidated balance sheet.

(2)    Maturities are less than twelve months from the respective balance sheet dates.

(3)    Includes U.S. treasuries and corporate notes guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program.

(4)    At September 30, 2011, maturities range between 13 and 23 months from the balance sheet date.

United States Cellular Corporation Consolidated Statement of Cash Flows Nine Months Ended September 30, (Unaudited, dollars in thousands)

	2011	2010 (1)
Cash flows from operating activities
Net income	$190,869	$145,150
Add (deduct) adjustments to reconcile net income to net
cash flows from operating activities
Depreciation, amortization and accretion	431,581	427,831
Bad debts expense	44,718	56,244
Stock-based compensation expense	15,475	13,539
Deferred income taxes, net	145,687	51,942
Equity in earnings of unconsolidated entities	(65,289)	(74,418)
Distributions from unconsolidated entities	52,037	59,149
(Gain) loss on asset disposals and exchanges, net	(5,741)	8,407
Gain on investment	(13,373)	—
Noncash interest expense	9,582	1,846
Other operating activities	1,143	(1,740)
Changes in assets and liabilities from operations
Accounts receivable	(57,564)	(46,293)
Inventory	(36,326)	32,673
Accounts payable - trade	79,031	(50,720)
Accounts payable - affiliate	1,185	(8,440)
Customer deposits and deferred revenues	30,695	1,972
Accrued taxes	9,679	(19,491)
Accrued interest	9,283	9,295
Other assets and liabilities	(65,048)	(22,933)
	777,624	584,013

Cash flows from investing activities
Additions to property, plant and equipment	(506,082)	(379,692)
Cash paid for acquisitions and licenses	(23,773)	(10,501)
Cash paid for investments	(50,000)	(190,250)
Cash received for investments	85,250	25,330
Other investing activities	(210)	656
	(494,815)	(554,457)

Cash flows from financing activities
Repayment of long-term debt	(330,106)	(307)
Issuance of long-term debt	342,000	—
Common shares reissued for benefit plans, net of tax payments	1,755	738
Common shares repurchased	(62,294)	(40,520)
Payment of debt issuance costs	(11,394)	—
Distributions to noncontrolling interests	(1,176)	(5,828)
Other financing activities	169	(8,758)
	(61,046)	(54,675)

Cash classified as held for sale	(11,237)	—

Net increase (decrease) in cash and cash equivalents	210,526	(25,119)

Cash and cash equivalents
Beginning of period	294,426	294,411
End of period	$504,952	$269,292

(1)    Amounts have been adjusted.  See “Revision of Prior Period Amounts” section for additional details.

United States Cellular Corporation Financial Measures and Reconciliations
(Unaudited, dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010 (4)	2011	2010 (4)

Service revenues	$1,036,609	$983,503	$3,023,752	$2,921,087

Operating income	101,620	61,359	264,464	205,535
Add:
Depreciation, amortization and accretion	141,664	143,191	431,581	427,831
Loss on impairment of intangible assets	—	—	—	—
(Gain) loss on asset disposals and exchanges, net	(9,700)	1,981	(5,741)	8,407
Adjusted OIBDA (1)	$233,584	$206,531	$690,304	$641,773

Adjusted OIBDA margin (2)	22.5%	21.0%	22.8%	22.0%

	2011	2010 (4)	2011	2010 (4)

Cash flows from operating activities	$354,192	$180,307	$777,624	$584,013
Deduct:
Capital expenditures	248,042	124,688	506,082	379,692
Free cash flow (3)	$106,150	$55,619	$271,542	$204,321

(1)     Adjusted OIBDA is defined as operating income excluding the effects of: depreciation, amortization, and accretion (OIBDA); the net gain or loss on asset disposals and exchanges (if any); and the loss on impairment of assets (if any).  This measure also may be commonly referred to by management as operating cash flow.  This measure should not be confused with cash flows from operating activities, which is a component of the consolidated statement of cash flows. Adjusted OIBDA excludes the net gain or loss on asset disposals and exchanges and loss on impairment of assets, if any, in order to show operating results on a more comparable basis from period to period.  U.S. Cellular does not intend to imply that any of such amounts that are excluded are non-recurring, infrequent or unusual, and accordingly, they may be incurred in the future.

(2)     Adjusted OIBDA margin is defined as adjusted OIBDA divided by service revenues. Equipment revenues are excluded from the denominator of the calculation since equipment is generally sold at a net loss, and such net loss is included in adjusted OIBDA as a cost of earning service revenues for purposes of assessing business results.  U.S. Cellular believes that this calculation method is consistent with the method used by certain investors to assess U.S. Cellular’s business results.  Adjusted OIBDA margin may also be commonly referred to by management as operating cash flow margin. U.S. Cellular believes this measure provides useful information to investors regarding U.S. Cellular’s financial condition and results of operations because it highlights certain key cash and non-cash items and their impacts on cash flows from operating activities.

(3)     Free cash flow is defined as cash flows from operating activities minus capital expenditures. Free cash flow is a non-GAAP financial measure.  U.S. Cellular believes that free cash flow as reported by U.S. Cellular may be useful to investors and other users of its financial information in evaluating the amount of cash generated by business operations, after consideration of capital expenditures.

(4)   Amounts have been adjusted.  See “Revision of Prior Period Amounts” section for additional details.

Revision of Prior Period Amounts

In preparing its financial statements for the nine months ended September 30, 2011, U.S. Cellular discovered certain errors related to accounting for asset retirement obligations and asset retirement costs. These errors resulted in the overstatement of Operating expenses, Property, plant and equipment, net and Other deferred liabilities and credits for the first and second quarter 2011 interim financial statements and in the 2010, 2009 and 2008 annual periods reported in the Company’s December 31, 2010 financial statements.  The beginning retained earnings balance presented in the December 31, 2010 annual financial statements was also understated as a result of these errors. In accordance with SEC Staff Accounting Bulletin Nos. 99 and 108 (“SAB 99” and “SAB 108”), U.S. Cellular evaluated these errors and determined that they were immaterial to each of the reporting periods affected and, therefore, amendments of previously filed reports was not required.  However, if the adjustments to correct the cumulative errors had been recorded in the third quarter 2011, U.S. Cellular believes the impact would have been significant to the third quarter results and would have impacted comparisons to prior periods. As permitted by SAB 108, revisions for these immaterial amounts to previously reported annual and quarterly results are reflected in the financial information herein and will be reflected in future filings containing such financial information.

The Consolidated Balance Sheet at December 31, 2010 was revised to reflect the cumulative effect of these errors which resulted in an increase to Retained earnings of $5.9 million.  In accordance with SAB 108, the Consolidated Balance Sheet, the Consolidated Statement of Operations and the Consolidated Statement of Cash Flows have been revised as follows:

Consolidated Balance Sheet -- December 31, 2010

	As previously
(Dollars in thousands)	reported (1)	Adjustment	Revised

Property, plant and equipment, net	$2,615,072	$(40,550)	$2,574,522
Total assets	5,933,610	(40,550)	5,893,060
Net deferred income tax liability	579,769	3,675	583,444
Other deferred liabilities and credits	284,949	(50,094)	234,855
Retained earnings	2,129,638	5,869	2,135,507
Total U.S. Cellular shareholders' equity	3,480,583	5,869	3,486,452
Total equity	3,534,101	5,869	3,539,970
Total liabilities and equity	5,933,610	(40,550)	5,893,060

Consolidated Statement of Operations -- Three Months Ended September 30, 2010

	As previously
(Dollars in thousands)	reported (1)	Adjustment	Revised

Depreciation, amortization and accretion	$144,717	$(1,526)	$143,191
Total operating expenses	1,000,948	(1,526)	999,422
Operating income	59,833	1,526	61,359
Income before income taxes	68,329	1,526	69,855
Income tax expense	25,051	588	25,639
Net income	43,278	938	44,216
Net income attributable to U.S. Cellular shareholders	37,358	938	38,296
Basic earnings per share attributable to U.S. Cellular shareholders	0.43	0.02	0.45
Diluted earnings per share attributable to U.S. Cellular shareholders	0.43	0.01	0.44

Consolidated Statement of Operations -- Nine Months Ended September 30, 2010

	As previously
(Dollars in thousands)	reported (2)	Adjustment	Revised

Depreciation, amortization and accretion	$432,405	$(4,574)	$427,831
Total operating expenses	2,913,570	(4,574)	2,908,996
Operating income	200,961	4,574	205,535
Income before income taxes	229,232	4,574	233,806
Income tax expense	86,894	1,762	88,656
Net income	142,338	2,812	145,150
Net income attributable to U.S. Cellular shareholders	125,480	2,812	128,292
Basic earnings per share attributable to U.S. Cellular shareholders	1.45	0.04	1.49
Diluted earnings per share attributable to U.S. Cellular shareholders	1.45	0.03	1.48

Consolidated Statement of Cash Flows -- Nine Months Ended September 30, 2010

	As previously
(Dollars in thousands)	reported (2)	Adjustment	Revised

Net income	$142,338	$2,812	$145,150
Depreciation, amortization and accretion	432,405	(4,574)	427,831
Deferred income taxes, net	50,180	1,762	51,942
Cash flows from operating activities	584,013	—	584,013

(1)     In Annual Report on Form 10-K for the year ended December 31, 2010, filed on February 25, 2011.

(2)     In Quarterly Report of Form 10-Q for the period ended September 30, 2010, filed on November 4, 2010.